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                                                                    EXHIBIT 10.8


                                PAYMENT GUARANTY


                 THIS PAYMENT GUARANTY (this "GUARANTY") is made and entered into as of this 8th day of May 1998, by AIMCO PROPERTIES, L.P., a Delaware limited partnership (the "Guarantor"), for the benefit of FEDERAL NATIONAL MORTGAGE ASSOCIATION, a corporation duly organized and existing under the Federal National Mortgage Association Charter Act, 12 U.S.C. Section 1716 et. seq. ("FANNIE MAE"), with reference to the following facts:


                                R E C I T A L S

                 A. Reference is made to the following agreements, and the transactions described therein:

                          1.     That certain Second Amended and Restated
         Master Reimbursement Agreement (Pool- 1 Properties) dated as of September 1, 1997 (the "AMBASSADOR POOL-1 MRA"), the Multifamily Notes, Multifamily Deeds of Trust, Assignments of Rents and Security Agreements, and Multifamily Mortgages, Assignments of Rents and Security Agreements described therein, and the indentures and other bond documents, servicing agreements, swap and other hedge agreements, pledge agreements, security agreements, cash management agreements and other collateral agreements executed in connection therewith (such instruments, as the same have been or may be amended, supplemented, or otherwise modified or amended and restated from time to time in accordance with their respective terms, are referred to collectively herein as the "AMBASSADOR POOL-1 TRANSACTION DOCUMENTS"), executed by Ambassador VIII, L.P., a Delaware limited partnership ("AMBASSADOR POOL-1 BORROWER");

                          2. That certain Master Reimbursement Agreement (Pool-2 Properties) dated as of December 1, 1996 (the "AMBASSADOR POOL-2 MRA"), the Multifamily Notes, Multifamily Deeds of Trust, Assignments of Rents and Security Agreements, and Multifamily Mortgages, Assignments of Rents and Security Agreements described therein, and the indentures and other bond documents, servicing agreements, swap and other hedge agreements, pledge agreements, security agreements, cash management agreements and other collateral agreements executed in connection therewith (such instruments, as the same have been or may be amended, supplemented, or
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         otherwise modified or amended and restated from time to time in accordance with their respective terms, are referred to collectively herein as the "AMBASSADOR POOL-2 TRANSACTION DOCUMENTS" and, together with the Ambassador Pool-1 Transaction Documents, the "AMBASSADOR DOCUMENTS"), executed by Ambassador I, L.P., an Illinois limited partnership ("AMBASSADOR POOL-2 BORROWER");

                          3. Those certain Multifamily Notes, Multifamily Deeds of Trust Assignments of Rents and Security Agreements, and Multifamily Mortgages, Assignments of Rents and Security Agreements relating to or encumbering the Properties (hereinafter defined) described on Schedule 1 attached to this Guaranty and by this reference incorporated herein, and the servicing agreements, swap and other hedge agreements, pledge agreements, security agreements, cash management agreements and other collateral agreements executed in connection therewith (such instruments, as the same have been or may be amended, supplemented, or otherwise modified or amended and restated from time to time in accordance with their respective terms, are referred to collectively herein as the "AIMCO POOL I TRANSACTION DOCUMENTS"), executed by AIMCO/Brandywine, L.P., a Delaware limited partnership ("AIMCO POOL I BORROWER");

                          4. That certain Master Reimbursement Agreement dated as of July 1, 1996 (the "AIMCO POOL II MRA"), and the Multifamily Notes, Multifamily Deeds of Trust, Assignments of Rents and Security Agreements, and Multifamily Mortgages, Assignments of Rents and Security Agreements described therein, and the indentures and other bond documents, servicing agreements, swap and other hedge agreements, pledge agreements, security agreements, cash management agreements and other collateral agreements executed in connection therewith (such instruments, as the same have been or may be amended, supplemented, or otherwise modified or amended and restated from time to time in accordance with their respective terms, are referred to collectively herein as the "AIMCO POOL II TRANSACTION DOCUMENTS"), executed by OTC Apartments Limited Partnership, a Florida limited partnership ("AIMCO POOL II BORROWER");

                          5. Those certain Multifamily Notes, Multifamily Deeds of Trust, Assignments of Rents and Security Agreements, and Multifamily Mortgages, Assignments of Rents and Security Agreements relating to or encumbering the Properties described on Schedule 2 attached to this Guaranty





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         and by this reference incorporated herein, and the servicing agreements, swap and other hedge agreements, pledge agreements, security agreements, cash management agreements and other collateral agreements executed in connection therewith (such instruments, as the same have been or may be amended, supplemented, or otherwise modified or amended and restated from time to time in accordance with their respective terms, are referred to collectively herein as the "AIMCO POOL III TRANSACTION DOCUMENTS"), executed by AIMCO Properties Finance Partnership, L.P., a Delaware limited partnership ("AIMCO POOL III BORROWER");

                          6. Those certain Multifamily Notes, Multifamily Deeds of Trust, Assignments of Rents and Security Agreements, and Multifamily Mortgages, Assignments of Rents and Security Agreements relating to or encumbering the Properties described on Schedule 3 attached to this Guaranty and by this reference incorporated herein, and the servicing agreements, swap and other hedge agreements, pledge agreements, security agreements, cash management agreements and other collateral agreements executed in connection therewith (such instruments, as the same have been or may be amended, supplemented, or otherwise modified or amended and restated from time to time in accordance with their respective terms, are referred to collectively herein as the "AIMCO POOL IV TRANSACTION DOCUMENTS"), executed by the entities identified on Schedule 3 (collectively, "AIMCO POOL IV BORROWERS"); and

                          7. That certain Master Credit Facility Agreement dated as of February 4, 1998, and the Multifamily Notes, Multifamily Deeds of Trust, Assignments of Rents and Security Agreements, and Multifamily Mortgages, Assignments of Rents and Security Agreements described therein, and the servicing agreements, swap and other hedge agreements, pledge agreements, security agreements, cash management agreements and other collateral agreements executed in connection therewith (such instruments, as the same have been or may be amended, supplemented, or otherwise modified or amended and restated from time to time in accordance with their respective terms, are referred to collectively herein as the "AIMCO CREDIT FACILITY TRANSACTION DOCUMENTS"), executed by, among other entities, AIMCO/Bluffs, L.L.C., a Delaware limited liability company, AIMCO Chesapeake, L.P., a Delaware limited partnership, AIMCO Elm Creek, L.P., a Delaware limited partnership, AIMCO Lakehaven, L.P., a Delaware limited





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         partnership, and AIMCO Los Arboles, L.P., a Delaware limited partnership (such entities collectively, "AIMCO CREDIT FACILITY PARTIES").

              B. Pursuant to that certain Agreement and Plan of Merger dated as of December 23, 1997 (as the same has been or may be amended, supplemented, or otherwise modified or amended and restated from time to time), by and between Apartment Investment and Management Company, a Maryland corporation ("AIMCO REIT"), and Ambassador Apartments, Inc., a Maryland corporation ("AMBASSADOR"), AIMCO REIT and Ambassador intend to consummate a transaction in which (i) Ambassador would merge with and into AIMCO REIT (with AIMCO REIT being the surviving corporation), and (ii) Guarantor (which is the operating partnership of AIMCO REIT) and Ambassador Apartments, L. P., a Delaware limited partnership ("AMBASSADOR OP") (which is the operating partnership of Ambassador), will effect a business combination in which, through one or more steps, Guarantor will become a 98.9% limited partner and the 1 % general partner in Ambassador OP, and AIMCO Holdings, L.P., a Delaware corporation ("HOLDINGS"), will be a .1% limited partner in Ambassador OP (collectively, the "PROPOSED MERGER"). As required by the provisions of the Ambassador Documents, AIMCO REIT, Guarantor, Ambassador, Ambassador OP and Borrowers (defined below) have requested Fannie Mae's consent to the Proposed Merger. After reviewing the information regarding the Proposed Merger provided by AIMCO REIT, Guarantor, Ambassador, Ambassador OP and Borrowers, Fannie Mae has notified AIMCO REIT, Guarantor, Ambassador, Ambassador OP and Borrowers that it is willing to consent to the Proposed Merger only if Guarantor agrees to guaranty the obligations of the Borrowers under the Transaction Documents (hereinafter defined).

              C. Guarantor has (or by virtue of the Proposed Merger will have) an indirect ownership interest in, or is otherwise financially interested in, each of Borrowers, and will receive a direct and material benefit from Fannie Mae's consent to the Proposed Merger.

              NOW THEREFORE, in order to induce Fannie Mae to consent to the Proposed Merger and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor hereby agrees as follows:

              1. DEFINITIONS. As used in this Guaranty, the following terms shall have the respective meanings set forth below:





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                    "AFFILIATE", as applied to any person or entity, means a
person or entity directly or indirectly controlling, controlled by or under common control with the subject person or entity (and, for purposes of this definition, "control", including the terms "controlling", "controlled by" and "under common control with", as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities, partnership interests or by contract or otherwise).

                    "AMBASSADOR POOL-3 MRA" means that certain Master Reimbursement Agreement (Pool-3 Property) dated as of December 1, 1996 (as the same has been or may be amended, supplemented or otherwise modified or amended and restated from time to time in accordance with its terms), by and between Williamsburg Limited Partnership, an Illinois limited partnership ("WLP"), and Fannie Mae.

                    "BORROWER" means, individually, the Ambassador Pool-I Borrower, the Ambassador Pool-2 Borrower, the AIMCO Pool I Borrower, the AIMCO Pool II Borrower, the AIMCO Pool III Borrower, each of the AIMCO Pool IV Borrowers, and each of the AIMCO Credit Facility Parties, and the term "BORROWERS" means, collectively, all of such entities. Notwithstanding the foregoing, the terms "Borrower" and "Borrowers" shall not include or be deemed to refer to any of the foregoing entities from and after the date on which (i) all of the Properties owned by any such entity have been released from the lien of the Transaction Documents relating to those Properties in accordance with the terms thereof, (ii) all of the Properties owned by any such entity have been transferred to one or more third parties which are not Affiliates of such Borrower, AIMCO or Guarantor, and such third party has assumed that Borrower's obligations under the Transaction Documents relating to those Properties in accordance with the terms thereof, or (iii) Fannie Mae has sold or assigned all of its interest in the Transaction Documents applicable to such Borrower. "Debt Service" means the scheduled principal, interest, trustee's fees, remarketing fees, and all other amounts payable monthly by a Borrower under its respective Transaction Documents.

                    "EXCESS CASH FLOW" means, at any time and from time to time with respect to each Pool then owned by the Borrowers, an amount equal to Gross Cash Flow for such Pool, less (i) Operating Expenses for such Pool payable by the respective Borrower, (ii) Debt Service for such Pool payable by the respective Borrower, and (iii) expenditures for such Pool made or to be made by the respective





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Borrower in accordance with the Transaction Documents for items that would be treated as capital expenses under GAAP consistently applied.

                    "GAAP" means generally accepted accounting principles in effect in the United States from time to time.

                    "GRANTOR EXCESS CASH FLOW" has the meaning given such term in the Pledge and LOC Agreement.

                    "GROSS CASH FLOW" means, for any period, with respect to each Pool then owned by the Borrowers, all gross rents collected from or on behalf of tenants at the Properties in such Pool (other than unforfeited tenant security deposits), any other income, receipts or reserves (but only to the extent such reserves were included as Operating Expenses at the time they were set aside) derived from such Properties (including from the use or operation thereof) without regard to its source, including tenant reimbursements for utilities, services and supplies, security deposit forfeitures, parking rents or fees, concessions and vending fees and laundry income and proceeds from rental interruption insurance but excluding (i) insurance proceeds, damages, claims and rights of action and the right thereto under any insurance policies insuring and relating to any portion of such Properties with respect to any damage to, or destruction or loss of, all or any portion of such Properties, whether by fire or other cause (other than proceeds from rental interruption insurance), (ii) proceeds of any action or proceeding for the taking of such Properties, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other similar manner, or the conveyancing of such Properties under the threat or contemplation of any such action or proceeding,
(iii) if any such Property is one of the Properties described in the Ambassador Pool-1 MRA, the Ambassador Pool-2 MRA or the AIMCO Pool II MRA, proceeds from the sale of the Related Bonds (as defined in the respective MRA), if any, (iv) the unearned portion of prepaid rent, (v) other refundable items, (vi) interest on any account established for the deposit of refundable items, and (vii) proceeds from the sale or other disposition of all or any portion of such Properties.

                    "GUARANTY PERIOD" means the period commencing on the date hereof and ending ninety-one (91) days after the first date on which (i) all indebtedness governed by the terms of the Ambassador Documents (including, by virtue of the cross-default and cross-collateralization provisions in the Ambassador Documents, the indebtedness governed by the Ambassador Pool-3 MRA) has been indefeasibly discharged and satisfied in full and (ii) the credit facility governed by the terms of the Credit Facility Transaction Documents is terminated and all indebtedness thereunder has been indefeasibly discharged and satisfied in full; provided, however, if an "Event of Default" under any of the Transaction Documents exists at





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the time the events described in the foregoing clauses (i) and (ii) have occurred, the Guaranty Period shall continue until such time as that Event of Default has been cured pursuant to the applicable Transaction Document.

                    "LETTER OF CREDIT" means the letter of credit issued to Fannie Mae concurrently herewith pursuant to the Pledge and LOC Agreement.


                    "MASTER LOCKBOX" means the lockbox established pursuant to the Master Lockbox Agreement.

                    "MASTER LOCKBOX AGREEMENT" means that certain Master Cash Management, Security, Pledge and Assignment Agreement to be entered into by and among Guarantor, Fannie Mae and Master Servicer in accordance with the provisions of the Term Sheet, as such agreement may be amended, supplemented, or otherwise modified or amended and restated from time to time in accordance with its terms.

                    "MASTER SERVICER" means the independent contractor engaged to service the Master Lockbox and the Master Lockbox Agreement for Fannie Mae, and any replacement or successor thereto engaged by Fannie Mae.

                    "MATERIAL ADVERSE EFFECT" as applied to Guarantor means any circumstance, act, condition or event of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, or circumstance or circumstances, whether or not related, that could reasonably be expected to have a material adverse change in or a materially adverse effect upon any of (i) the business, operations, property or condition (financial or otherwise) of Guarantor, (ii) the present or future ability of Guarantor to perform its obligations under this Guaranty, the Pledge and LOC Agreement or any document executed in accordance with the Term Sheet, (iii) the validity, priority, perfection or enforceability of this Guaranty, the Pledge and LOC Agreement or any document executed in accordance with the Term Sheet, or (iv) the value of, or Fannie Mae's ability to have recourse against, any collateral for the Guaranteed Obligations.

                    "OPERATING EXPENSES" means, for any period, with respect to each Pool then owned by the Borrowers, the aggregate of all direct, ordinary, normal, recurring and necessary expenses thereof including, without duplication, (a) all real estate and personal property taxes, water, sewer and vault charges and all other taxes, levies, assessments, common charges and other similar charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of every kind and nature whatsoever, which at any time may be assessed, levied or





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
imposed by, in each case, any state or other political subdivision thereof (or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government) or any other person, upon the Properties in such Pool or the rents or the ownership, use, occupancy or enjoyment thereof, and any interest, costs or penalties with respect to any of the foregoing, (b) property and liability insurance premiums, (c) wages, salaries and benefits of personnel employed on site to manage, lease, maintain and operate such Properties, (d) costs or expenses of utility services to such Properties and to tenant spaces to the extent payable by the respective Borrower, (e) costs and expenses of providing security services to such Properties, if any, (D costs or expenses of in-house or outside service arrangements for landscaping, janitorial, window washing and cleaning, trash, debris, make ready units, cable and satellite television and other services,
(g) expenses of maintaining, repairing and cleaning the grounds, parking, amenities, exterior and interior spaces of such Properties, (h) expenses of repairing and maintaining in good operable condition the mechanical, structural, electrical, elevator, heating, ventilating, air conditioning and plumbing systems, (i) property management fees payable to parties other than the respective Borrower, (j) administrative expenses including advertising incurred at the site of such Properties, (k) legal fees associated with lease documentation and tenant matters and legal, accounting and other professional fees relating to the operation of such Properties, (l) the replacement and repair amount with respect to such Properties, (m) costs for water and sewage fees, and (n) any other items that are treated as noncapital expenses under GAAP. All of the foregoing (including the impositions described under clause
(a) above) shall be computed on an accrual basis and in accordance with GAAP consistently applied. For the purposes of calculating Excess Cash Flow, (i) the management fees included in Operating Expenses with respect to each Pool shall be equal to the lesser of four percent (4%) of the Gross Cash Flow of such Pool or the actual fees payable under the terms of the management agreements approved by Fannie Mae, and (ii) any fees or expenses paid to in-house or Affiliate service providers shall not exceed the amount that would be payable to an outside third-party service provider in an arms-length transaction for the materials or services in question. In addition, Operating Expenses shall exclude (i) Debt Service, (ii) depreciation and amortization, (iii) all legal, accounting and professional fees not included in clause (k) above, and (iv) items that would be treated as capital expenses under GAAP consistently applied.

                    "PLEDGE AND LOC AGREEMENT" means that certain Pledge and Security Agreement and Agreement Regarding Letter of Credit of even date herewith, by and between Guarantor and Fannie Mae, as~te same may be amended, supplemented or otherwise modified or amended and restated from time to time in accordance with its terms.

                    "POOL" means, individually, each of the following pools of
Properties: (i) all of the Properties owned by the Ambassador Pool-1 Borrower,
(ii) all of the Properties owned by the Ambassador Pool-2 Borrower, (iii) all of the Properties owned by the AIMCO Pool l





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Borrower, (iv) all of the Properties owned by the AIMCO Pool II Borrower, (v)
all of the Properties owned by the AIMCO Pool III Borrower, (vi) all of the Properties owned by AIMCO/RALS, L.P. (one of the AIMCO Pool IV Borrowers),
(vii) the Property owned by AIMCO/Woodlands-Tyler, L.P. (the other AIMCO Pool IV Borrower), and (viii) all of the Properties owned by the AIMCO Credit Facility Parties, and the term "Pools" means, collectively, all of such Pools.

                    "PROPERTY" means, individually, each of the multifamily residential properties now or hereafter encumbered by any of the Transaction Documents, and the term

                    "PROPERTIES" means, collectively, all of such Properties. Notwithstanding the foregoing, the terms "Property" and "Properties" shall not include or be deemed to refer to any Property from and after the date on which
(i) such Property has been released from the lien of the Transaction Documents relating to such Property in accordance with the terms thereof, (ii) such Property has been transferred to a third party which is not an Affiliate of the Borrower which owns that Property, AIMCO or Guarantor, and such third party has assumed that Borrower's obligations under the Transaction Documents relating to such Property in accordance with the terms thereof, or (iii) Fannie Mae has sold or assigned all of its interest in the Transaction Documents applicable to such Property.

                    "SERVICERS" means, collectively, the independent contractors engaged to service the respective Transaction Documents and the loans evidenced thereby for Fannie Mae, and any replacements or successors engaged by Fannie Mae.

                    "TERM SHEET" means the global Agreement Term Sheet attached to this Guaranty as Exhibit A and by this reference incorporated herein.

                    "TRANSACTION DOCUMENT" means, individually, each of the Ambassador Documents, each of the AIMCO Pool I Transaction Documents, each of the AIMCO Pool Il Transaction Documents, each of the AIMCO Pool III Transaction Documents, each of the AIMCO Pool IV Transaction Documents, and each of the AIMCO Credit Facility Transaction Documents, and the term "Transaction Documents" means, collectively, all of such agreements.

                    "TRIGGERING EVENT" means the occurrence of one or more of the following:

                                  (i)              an "Event of Default" under
                    any of the Transaction Documents, provided, however, that with respect to the AIMCO Pool I Transaction Documents, the AIMCO Pool III Transaction Documents and the AIMCO Pool IV Transaction Documents only, an Event of Default thereunder





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
                    not relating to the payment of money shall not constitute a Triggering Event hereunder unless and until the specified Event of Default shall not have been cured on or before the date that is thirty (30) days after delivery of written notice to the applicable Borrower of the occurrence of such Event of Default;

                                  (ii)             a breach by Guarantor with
                    respect to its covenant to establish the Master Lockbox, and deliver the other documents and take the other steps described in the Term Sheet, in accordance with Section 24 hereof; and

                                  (iii) a breach by Guarantor of any of its obligations under this Guaranty, the Pledge and LOC Agreement or the Master Lockbox Agreement, subject to any applicable notice and grace period hereunder or thereunder.

                    2.       GUARANTY.

                    2.1      GUARANTEED OBLIGATIONS.

                             (a) Subject to the express limitations set forth in subsection 2.2, Guarantor irrevocably, absolutely and unconditionally guarantees to Fannie Mae, as primary obligor and not merely as surety, the full, due and punctual payment of all obligations of each of the Borrowers to Fannie Mae when the same shall become due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, including amounts that would become due but for the operation of the automatic stay under
         Section 362(a) of the United States Bankruptcy Code (the "BANKRUPTCY CODE"), 11 U.S.C. Section 362(a)), now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated and however arising under or in connection with the respective Transaction Documents to which such Borrower is a party (collectively, the "BORROWER OBLIGATIONS"), including (i) those obligations arising under successive transactions under such Transaction Documents which shall either continue the respective Borrower Obligations or from time to time renew them after they have been satisfied and (ii) interest which, but for the filing of a petition in bankruptcy with respect to the respective Borrower, would have accrued on such Borrower Obligations, whether or not a claim is allowed against such Borrower for such interest in the related bankruptcy proceeding. This Guaranty is an unconditional guaranty of payment and not of collection, and is in no way conditioned upon any attempt by Fannie Mae to collect from Borrowers or any of them. This Guaranty is a continuing guaranty which shall remain in full force and effect during and until the expiration of the Guaranty Period, and Guarantor shall not be released from any obligations to Fannie Mae under this Guaranty prior to the expiration of the





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         Guaranty Period. Guarantor's obligations under this Section are referred to in this Guaranty as the "GUARANTEED OBLIGATIONS".

                             (b) In addition to the Ambassador Documents, reference also is made to the Ambassador Pool-3 MRA between Fannie Mae and WLP. Guarantor acknowledges that, as of the date hereof, (i) an "Event of Default" under the Ambassador Pool-1 MRA or the Ambassador Pool-2 MRA also is an "Event of Default" under the Ambassador Pool-3 MRA, and vice versa (i. e., such documents are cross-defaulted), and (ii) the property owned by WLP also is collateral for the obligations under the Ambassador Documents, and the properties owned by the Ambassador Pool-1 Borrower and the Ambassador Pool-2 Borrower also are collateral for the obligations under the Ambassador Pool-3 MRA (i. e., the Ambassador Documents and the Ambassador Pool-3 MRA are cross-collateralized). Accordingly, although the property owned by WLP is not considered a "Property" for purposes of determining Excess Cash Flow under this Guaranty, and the obligations of WLP under the Ambassador Pool-3 MRA are not included within the definition of Borrower Obligations, an "Event of Default" under the Ambassador Pool-3 MRA will constitute an Event of Default" under the Ambassador Documents that will (x) be a Triggering Event under this Guaranty, and (y) entitle Fannie Mae to use Grantor Excess Cash Flow in the Master Lockbox and proceeds from a draw on the Letter of Credit to cure such Event of Default.

         2.2     LIMITATION ON AMOUNT GUARANTEED.

                             (a)              Notwithstanding any other
         provision in this Guaranty to the contrary, but subject to subsection 2.2(b) hereof, the liability of Guarantor to pay and perform the Borrower Obligations shall be limited to the amount (the "Maximum Guaranteed Amount") determined at any time and from time to time as the sum of (i) the cumulative Excess Cash Flow from the Pools from and after the occurrence and during the continuance of a Triggering Event plus (ii) an amount equal to the face amount of the Letter of Credit at such time. As collateral and security for the Maximum Guaranteed Amount, Guarantor shall (x) cause the Letter of Credit to be issued in favor of Fannie Mae pursuant to the Pledge and LOC Agreement and (y) pursuant to Pledge and LOC Agreement, pledge to and for the benefit of Fannie Mae amounts held in the Master Lockbox, proceeds from a draw on the Letter of Credit in accordance with Section 2.4 of the Pledge and LOC Agreement, Guarantor's right to receive Grantor Excess Cash Flow from entities in which Guarantor is a partner or member, and proceeds of the foregoing.





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                             (b)              Notwithstanding the first sentence
         of subsection 2.2(a), Guarantor's obligations under this Guaranty shall not be limited to the Maximum Guaranteed Amount, but instead shall be in the full amount of the Guaranteed Obligations, from and after the occurrence of any of the following events: (i) Guarantor's failure to deposit (or cause to be deposited) into the Master Lockbox all Grantor Excess Cash Flow, as required pursuant to the Master
         Lockbox Agreement (including, without limitation, as a result of any depository bank disbursing Grantor Excess Cash Flow to Guarantor from and after the date on which Fannie Mae instructs such depository bank to cease transferring Grantor Excess Cash Flow to Guarantor as a result of a Triggering Event, rather than depositing such Grantor
         Excess Cash Flow into the Master Lockbox); (ii) a challenge by
         Guarantor or any of its Affiliates regarding the validity, enforceability or priority of the security interests granted to Fannie Mae pursuant to (or in connection with) the Pledge and LOC Agreement or the Master Lockbox Agreement, or any other action by Guarantor or any of its Affiliates that impairs the validity, enforceability or priority of such security interests (including a challenge to Guarantor's right to receive Grantor Excess Cash Flow or to pledge and deliver the Grantor Excess Cash Flow to Fannie Mae pursuant to the Master Lockbox Agreement); (iii) a determination that the representations and warranties set forth in Section 8(h) hereof were untrue as of the date hereof, or a breach of the covenants set forth in Section 23(d) hereof after the date hereof; (iv) from and after the occurrence and during the continuance of a Triggering Event, Guarantor's failure to pay or apply to Debt Service and Operating Expenses amounts disbursed to Guarantor (or to Borrowers or Affiliates of Guarantor or Borrowers) from the Master Lockbox for the payment of Debt Service or Operating Expenses; or (v) a challenge by Guarantor regarding Fannie Mae's right to draw on the Letter of Credit or use the proceeds therefrom in accordance with the Pledge and LOC
         Agreement. If any of the foregoing events occur, and Guarantor thereafter cures such matter, and Guarantor also cures any other Event of Default that then may exist under the Transaction Documents, Guarantor's obligations under this Guaranty from and after such cure shall once again be limited to the Maximum Guaranteed Amount as provided in subsection 2.2(a).

                             (c)              Anything contained in this
         Guaranty to the contrary notwithstanding, Fannie Mae shall look solely to Guarantor and the assets of Guarantor (including, without limitation, the Letter of Credit and the collateral described in the Pledge and LOC Agreement and the Master Lockbox Agreement) for the payment of any amount or the performance of any obligation under this Guaranty, and Fannie Mae shall not look to the partners of Guarantor, or seek recourse against the partners of Guarantor, for the payment of any such amount or the performance of any such obligation.

                             (d)              Anything contained in this
         Guaranty to the contrary notwithstanding, if any Fraudulent Transfer Law (as hereinafter defined) is determined by a court of competent jurisdiction to be applicable to the obligations of Guarantor under this Guaranty, such obligations of Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "FRAUDULENT TRANSFER LAWS"), in each case after giving effect to all other liabilities of Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of Guarantor (i) in respect of intercompany indebtedness to the Borrowers or Affiliates of the Borrowers to the extent that such indebtedness would be discharged in an amount equal to the amount paid by Guarantor hereunder and (ii) under any guaranty of subordinated indebtedness which guaranty contains a limitation as to maximum amount similar to that set forth in this section 2.2(d), pursuant to which the liability of Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount), and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer
         Laws) of any rights to subrogation, reimbursement, indemnification or contribution of Guarantor pursuant to applicable law- or pursuant to the terms of any agreement.

                             (e)              No provision of this subsection
         2.2 shall affect any other guaranty or similar agreement executed by any person or entity in connection with the Borrower Obligations, release or reduce all or any part of the Borrower Obligations or the debt evidenced by the Transaction Documents, impair the lien of any Transaction Documents, or impair the right of Fannie Mae to enforce the provisions of any Transaction Documents.

                 3. FORM OF PAYMENT. Subject to the provisions of subsection 2.2 hereof, in furtherance of the foregoing and not in limitation of any other right which Fannie Mae may have at law or in equity against Guarantor by virtue hereof, Guarantor agrees that upon the occurrence and during the continuance of a Triggering Event, Guarantor will upon demand pay, or cause to be paid, in cash, to Fannie Mae an amount equal to the sum of the unpaid principal amount of all Borrower Obligations then due, accrued and unpaid interest on such Borrower Obligations (including, without limitation, interest which, but for the filing of a petition in bankruptcy with respect to such Borrower, would have accrued on such Borrower Obligations, whether or not a claim is allowed against such Borrower for such interest in the related bankruptcy proceeding) and all other Guaranteed Obligations then owed to Fannie Mae as aforesaid. All such payments shall be applied promptly from time to time by Fannie Mae:

                          First, to the payment of the costs and expenses of
                 any collection or other realization under this Guaranty, including reasonable compensation to Fannie Mae and its agents and counsel, and all expenses, liabilities and advances made or incurred by Fannie Mae in connection therewith; and


                          Second, to the payment of all other Guaranteed
                 Obligations in such order as Fannie Mae shall elect.

All payments under this Guaranty shall be made to Fannie Mae in immediately available funds, without reduction by any recoupment, set-off, counterclaim or cross-claim against Fannie Mae at such address as directed by Fannie Mae. Notwithstanding the foregoing provisions of this Section 3, if Grantor Excess Cash Flow is then on deposit in the Master Lockbox and otherwise available for such purpose, Fannie Mae will, at the direction of Guarantor, allow the use of such Grantor Excess Cash Flow to cure or satisfy the default or event giving rise to the Triggering Event.

                          4.  GUARANTOR'S OBLIGATIONS ARE ABSOLUTE. Subject
to subsection 2.2 hereof, the obligations of Guarantor under this Guaranty shall be absolute and unconditional, shall not be subject to any counterclaim, set-off, recoupment, deduction or defense based upon any claim Guarantor may have against Fannie Mae or any Borrower and shall remain in full force and effect without regard to, and shall not be released, discharged or terminated or in any other way affected by, any circumstance or condition (whether or not Guarantor shall have any knowledge or notice thereof), including without limitation:

                              (a) any amendment or modification of, or extension of time for payment of any of the principal of, interest on or other amounts payable under, any Transaction Documents (except that the liability of Guarantor hereunder shall be deemed to apply to such documents as so amended or modified or to the payment of all amounts so extended);

                              (b) any exercise or non-exercise by Fannie Mae of any right, power or remedy taken or in respect of any Transaction Documents, or any waiver, consent, forbearance, indulgence or other action, inaction or omission by Fannie Mae under or in respect of any Transaction Documents;

                              (c) any assignment, sale or other transfer of any Borrower's interest in all or any part of the real or personal property which at any time constitutes collateral for the payment of the Guaranteed Obligations including without limitation a conveyance of such property by a Borrower to Fannie Mae by deed in lieu of foreclosure;

                              (d)              any bankruptcy, insolvency,
         reorganization, adjustment, dissolution, liquidation or other like proceeding involving or affecting any Borrower or Fannie Mae or their respective properties or creditors, or any action taken with respect to any Transaction Documents by any trustee or receiver of Fannie Mae or any Borrower, or by any court, in any such proceeding;

                              (e)              any invalidity or
         unenforceability, in whole or in part, of any term or provision of any Transaction Documents or any Borrower's incapacity or lack of authority to enter into its respective Transaction Documents;

                              (f)              any release, compromise,
         settlement or discharge with respect to all or any portion of any Borrower's obligations under its respective Transaction Documents;

                              (g) any acceptance of additional or substituted collateral for payment of the Guaranteed Obligations or any release or subordination of any collateral held at any time by Fannie Mae as security for the payment of the Guaranteed Obligations;

                              (h)              any resort to Guarantor for
         payment of all or any portion of the Guaranteed Obligations, whether or not Fannie Mae shall have resorted to any collateral securing the Guaranteed Obligations or shall have proceeded against any Borrower or any other person or entity primarily or secondarily liable for the Borrower Obligations, it being intended that Fannie Mae may pursue its rights hereunder at any time or times; or

                              (i) any waiver by Fannie Mae of any breach of any Transaction Documents by any Borrower.

                 No exercise, delay in exercise or non-exercise by Fannie Mae of any right hereby given it, no dealing by Fannie Mae with any Borrower, Guarantor or any other person or entity, no change, impairment or suspension of any right or remedy of Fannie Mae, and no act or thing which, but for this provision, could act as a release or exoneration of the liabilities of Guarantor hereunder, shall in any way affect, decrease, diminish or impair any of the obligations of Guarantor hereunder or give Guarantor or any other person or entity any recourse or defense against Fannie Mae.

                 5. WAIVER. Guarantor unconditionally waives, for the benefit of Fannie Mae, the following:

                          (a) notice of acceptance of this Guaranty and notice of any of the matters referred to in Section 4 hereof;

                          (b) all notices to Guarantor which may be required by statute, rule of law or otherwise to preserve intact any rights which Fannie Mae may have against Guarantor under this Guaranty, including without limitation, any demand, proof or notice to Guarantor of non-payment of any of the principal of, interest on or other amounts payable under the Transaction Documents, and notice to Guarantor of any failure on the part of any Borrower to perform and comply with any covenant, agreement, term or condition of the applicable Transaction Documents;

                          (c) any right to the enforcement, assertion or exercise of any right, power or remedy conferred in any Transaction Documents or otherwise;

                          (d) any requirement that Fannie Mae act with diligence in enforcing its rights under any Transaction Documents or this Guaranty;

                          (e) any right to require Fannie Mae to proceed against or exhaust its recourse against any Borrower, any guarantor under other guarantees in favor of Fannie Mae with respect to the Guaranteed Obligations, or any security or collateral held by Fannie Mae at any time for the payment of the Guaranteed Obligations or to pursue any other remedy in its power before being entitled to payment from Guarantor under this Guaranty or before proceeding against Guarantor (except as otherwise provided in Section 3 hereof);

                          (f) any failure by Fannie Mae to file or enforce a claim against the estate (either in administration, bankruptcy or any other proceeding) of any Borrower or any other person or entity;

                          (g) any defense based upon an election of remedies by Fannie Mae which destroys or otherwise impairs the subrogation rights of Guarantor or the right of Guarantor (after payment of the Guaran- teed Obligations) to proceed against any Borrower or any other person or entity for reimbursement, or both;

                          (h) any defense based upon any taking, modification or release of any collateral for the Guaranteed Obligations, or any failure to perfect any security interest in, or the taking of, or failure to take any other action with respect to, any collateral securing payment of the Guaranteed Obligations;

                          (i) any defense based upon the addition, substitution or release, in whole or in part, of any person or entity, including without limitation another guarantor, primarily or secondarily liable for or in respect of the Guaranteed Obligations;

                          (j) any rights or defenses based upon an offset by Guarantor against any obligation now or hereafter owed to Guarantor by any Borrower or any other person or entity;

                          (k) any defense of the statute of limitations in any action against Guarantor under this Guaranty;

                          (l) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

                          (m) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of Guarantor's obligations hereunder;

                          (n) all other notices to Guarantor which may or might be lawfully waived by Guarantor; it being the intention hereof that Guarantor shall remain liable as principal, to the extent set forth in this Guaranty, during and until the expiration of the Guaranty Period, notwithstanding any act, omission or thing which might otherwise operate as a legal or equitable discharge of Guarantor other than the payment in full of the Guaranteed Obligations. No delay by Fannie Mae in exercising any rights and/or powers hereunder or in taking any action to enforce any of the Borrower Obligations shall operate as a waiver as to such rights or powers or in any manner prejudice any and all of Fannie Mae's rights and powers hereunder against Guarantor. It is the intention of Guarantor under this Guaranty that during and until the expiration of the Guaranty Period, the obligations of Guarantor hereunder shall not be discharged except by performance and then only to the extent of such performance.

                 6. ELECTION OF REMEDIES. This Guaranty may be enforced from time to time, as often as occasion therefor may arise, and without any requirement that Fannie Mae must first exercise any rights against any Borrower or any other person or entity or exhaust any remedies available to it against any Borrower under its Transaction Documents or against any other person or entity or, except to the extent provided in Section 3 hereof, resort to any collateral at any time held by it for performance of the Guaranteed Obligations or any other source or means of obtaining payment of any of the Guaranteed Obligations.


                 7. EXPENSES. Guarantor agrees to pay all costs and out-of-pocket expenses, including court costs and expenses and the reasonable fees and disbursements of legal counsel incurred by or on behalf of Fannie Mae or the Servicers in connection with the preparation and negotiation of this Guaranty and the other documents described in the Term Sheet (and the costs and out-of-pocket expenses incurred in implementing the various steps described in the Term Sheet), the enforcement of Guarantor's obligations under this Guaranty and such other documents, or the protection of Fannie Mae's rights under this Guaranty and such other documents. The covenant contained in this Section shall survive the payment and satisfaction in full of the Guaranteed Obligations.

                 8. REPRESENTATIONS AND WARRANTIES. In order to induce Fannie Mae to accept this Guaranty and consent to the Proposed Merger, Guarantor represents and warrants to Fannie Mae as follows:


                          (a)     Guarantor is a duly formed limited
         partnership, validly existing and in good standing under the laws of the State of Delaware, and is qualified as a foreign limited partnership and, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, is in good standing under the laws of each jurisdiction in which such qualification and/or standing is necessary to the conduct of its business. Guarantor has the requisite power and authority to own its assets and to carry on its business as now conducted and to execute and deliver this Guaranty and to perform its obligations hereunder.

                          (b) The execution, delivery and performance of this Guaranty and the transactions contemplated hereby have been duly authorized by all necessary action and proceedings by and on behalf of Guarantor, and no further consents, approvals or filings of any kind, including any consent or approval of or filing with any governmental authority, are required by or on behalf of Guarantor as a condition to the valid execution, delivery and performance by Guarantor of this Guaranty.

                          (c) This Guaranty has been duly authorized, executed and delivered by Guarantor and constitutes the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting the enforcement of creditors' rights generally or by equitable principles or by the exercise of discretion by any court.

                          (d) Guarantor is fully aware of the financial condition of each of the Borrowers and is executing and delivering this Guaranty based solely upon Guarantor's own independent investigation of all matters pertinent hereto and is not relying in any manner upon any representation or statement made by Fannie Mae or Servicers (except for any agreements or statements expressly made by Fannie Mae in this Guaranty or in any of the documents executed by Fannie Mae in accordance with the Term Sheet). Guarantor is in a position to obtain, and Guarantor hereby assumes full responsibility for obtaining, any additional information concerning Borrowers' financial condition and any other matters pertinent hereto as Guarantor may desire and Guarantor is not relying upon or expecting Fannie Mae or Servicers to furnish to Guarantor any information now or hereafter in Fannie Mae's or Servicers' possession concerning the same or any other matter. By executing this Guaranty, Guarantor knowingly accepts the full range of risks encompassed within a contract of this type, which risks Guarantor acknowledges.

                          (e) Neither the execution and delivery of this Guaranty, nor Guarantor's performance of its obligations hereunder:

                                  (i) does or will conflict with or result in a breach or violation of any law, rule or regulation enacted or issued by any governmental authority or other agency having jurisdiction over Guarantor, Borrowers or any of the Properties, or any judgment or order applicable to Guarantor, Borrowers or any of the Properties or to which Guarantor, Borrowers or any of the Properties are subject, except for such breaches or violations that, singly or in the aggregate, have not had, and are not reasonably expected to cause, a Material Adverse Effect; or

                                  (ii) does or will conflict with or result in a breach or violation of, or constitute a default under, any of the terms, conditions or provisions of Guarantor's organizational documents, or, except for any such breach or violation that could not reasonably be expected to have a Material Adverse Effect, any indenture, existing agreement or other instrument to which Guarantor is-a party or to which Guarantor, Borrowers or any of the Properties are subject.

                          (f) Guarantor is not insolvent and will not be rendered insolvent by the execution, delivery and performance of this Guaranty, nor will Guarantor have incurred, have intended to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. Guarantor did not receive less than a reasonably equivalent value in exchange for incurrence of the Guaranteed Obligations. There is no contemplated, pending or, to the best of Guarantor's knowledge, threatened bankruptcy, reorganization, receivership, insolvency or like proceeding, whether voluntary or involuntary, affecting Guarantor, any of the Borrowers or any of the Properties, and there has been no assertion or exercise of jurisdiction over Guarantor, Borrowers or any of the Properties by any court empowered to exercise bankruptcy powers.

                          (g) Guarantor is the owner of (directly or through one or more subsidiaries) or has a financial interest in (directly or through one or more subsidiaries), each of the Borrowers, and Fannie Mae's agreement to the Proposed Merger is of substantial and material benefit to Guarantor. Guarantor has reviewed and approved copies of the Transaction Documents and is fully informed of the remedies Fannie Mae may pursue upon the occurrence of an event of default under the Transaction Documents.

                          (h) As of the date hereof, AIMCO REIT's right to receive Excess Cash Flow is derived solely from the following interests owned by AIMCO REIT:

                                  (i)      AIMCO REIT's indirect ownership of
                 the .96% general partnership interest in Guarantor (through AIMCO REIT's ownership of AIMCO-GP, Inc. a Delaware corporation), and AIMCO REIT's indirect ownership of a limited partnership interest in Guarantor (through AIMCO REIT's ownership of AIMCO LP, Inc., a Delaware corporation);

                                  (ii) AIMCO REIT's indirect ownership of a 2% general partnership interest in Holdings (through AIMCO Holdings QRS, Inc., a Delaware corporation ("QRS"));

                                  (iii)    with respect to the AIMCO Pool II
                 Borrower, AIMCO REIT's ownership of (A) AIMCO/OTC QRS, Inc., a Delaware corporation ("OTC QRS"), which is the sole general partner (holding a I % general partnership interest) of such Borrower, (B) QRS, which is a 2% general partner in Holdings, which is a general partner or managing member in AIMCO/OTC, L.L.C., AIMCO/Boardwalk, L.P. and HomeCorp Investments, Ltd., each of which is a limited partner in such Borrower, (C) AIMCO/HIL, L.L.C., which is a general partner of HomeCorp Investments, Ltd. ("HOMECORP") and (D) Guarantor, which is a limited partner in such Borrower;

                                  (iv)     with respect to the AIMCO Pool III
                 Borrower, AIMCO REIT's ownership of (A) AIMCO Properties Finance Corp., a Delaware corporation ("FINANCE CORP."), which is the sole general partner (holding a 1 % general partnership interest) of such Borrower, (B) QRS, which is a 2 % general partner in Holdings, which is a 1 % managing member in AIMCO/HIL, L.L.C., which is a general partner in HomeCorp Investments, Ltd., which is a limited partner in such Borrower, (C) Holdings, which is a general partner of HomeCorp which is a limited partner in such Borrower and (D) Guarantor, which is a limited partner in such Borrower;

                                  (v)      with respect to the Ambassador
                 Pool-1 Borrower, AIMCO REIT's ownership of Ambassador VIII, Inc., a Delaware corporation, which is the sole general partner (holding a 1 % general partnership interest) of such Borrower; and (vi) with respect to the Ambassador Pool-2 Borrower, AIMCO REIT's ownership of (x) Ambassador I, Inc., a Delaware corporation, which is the sole general partner (holding a 1 % general partnership interest) of such Borrower, and (y) AJ One Inc., a Delaware corporation, which is the sole general partner (holding a 1 % general partnership interest) in AJ One Limited Partnership, a Delaware limited partnership, which entity is the sole general partner (holding a 49.6% general partnership interest) in Jupiter-1, L.P., a Delaware limited partnership, which entity is the sole limited partner (holding a 99% limited partnership interest) in such Borrower

                 9. FURTHER ASSURANCES. Guarantor agrees at any time and from time to time upon reasonable request by Fannie Mae to take or cause to be taken any action and to execute and deliver any additional documents which in the opinion of Fannie Mae may be necessary in order to assure to Fannie Mae the full benefits of this Guaranty.

                 10. GUARANTOR'S RIGHTS OF SUBROGATION CONTRIBUTION, ETC. During the Guaranty Period and for a period of thirteen (13) months after the expiration thereof, Guarantor hereby waives any claim, right or remedy, direct or indirect, that Guarantor now has or may hereafter have against any Borrower or any of their respective assets in connection with this Guaranty or the performance by Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that Guarantor now has or may hereafter have against any Borrower, (b) any right to enforce, or participate in, any claim, right or remedy that Fannie Mae now has or may hereafter have against any Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by Fannie Mae. In addition, until the expiration of the Guaranty Period, Guarantor shall withhold exercise of any right of contribution Guarantor may have against any other guarantor of the Guaranteed Obligations. Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification Guarantor may have against any Borrower or against any collateral or security, and any rights of contribution Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights Fannie Mae may have against such Borrower, to all right, title and interest Fannie Mae may have in any such collateral or security, and to any right Fannie Mae may have against such other guarantor. If any amount shall be paid to Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for Fannie Mae and shall forthwith be paid over to Fannie Mae to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

                 11. SUBORDINATION OF OTHER OBLIGATIONS. Any indebtedness of any Borrower now or hereafter held by Guarantor is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness of any Borrower to Guarantor collected or received by Guarantor after an event of default has occurred and is continuing under any of the Transaction Documents shall be held in trust for Fannie Mae and shall forthwith be paid over to Fannie Mae to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of Guarantor under any other provision of this Guaranty.

                 12. INSOLVENCY AND LIABILITY OF BORROWERS. So long as this Guaranty is in effect, Guarantor agrees to file all claims against the Borrowers in any bankruptcy or other proceeding in which the filing of claims is required by law in connection with indebtedness owed by any Borrower to Guarantor and to assign to Fannie Mae all rights of Guarantor thereunder up to the amount of such indebtedness. In all such cases the person or entity authorized to pay such claims shall pay to Fannie Mae the full amount thereof to the full extent necessary to pay the Guaranteed Obligations and Guarantor hereby assigns to Fannie Mae all of Guarantor'.s rights to all such payments to which Guarantor would otherwise be entitled. Notwithstanding the foregoing and except to the extent that any sums owed by any Borrower to Fannie Mae under its respective Transaction Documents shall have been fully satisfied thereby, the liability of Guarantor hereunder shall in no way be affected by:

                          (a) the release or discharge of any Borrower in any creditors', receivership, bankruptcy or other proceedings; or

                          (b) the impairment, limitation or modification of the liability of any Borrower or the estate of any Borrower in bankruptcy resulting from the operation of any present or future provisions of the Bankruptcy Code or other statute or from the decision in any court.

                 13. PREFERENCES FRAUDULENT CONVEYANCES ETC. If Fannie Mae is required to refund, or voluntarily refunds, any payment received from any Borrower because such payment is or may be avoided, invalidated, declared fraudulent, set aside or determined to be void or voidable as a preference, fraudulent conveyance, impermissible setoff or a diversion of trust funds under the bankruptcy laws or for any similar reason, including without limitation any judgment, order or decree of any court or administrative body having jurisdiction over Fannie Mae or any of its property, or any statement or compromise of any claim effected by Fannie Mae with any Borrower or any other claimant (a "RESCINDED PAYMENT"), then Guarantor's liability to Fannie Mae shall continue in full force and effect (subject to the limitations set forth in subsection 2.2 hereof), or Guarantor's liability to Fannie Mae shall be reinstated (subject to the limitations set forth in subsection 2.2 hereof), as the case may be, with the same effect and to the same extent as if the Rescinded Payment had not been received by Fannie Mae, notwithstanding the cancellation or termination of any Transaction Documents. In addition, Guarantor shall pay, or reimburse Fannie Mae for, all expenses (including all reasonable attorneys' fees, court costs and related disbursements) incurred by Fannie Mae in the defense of any claim that a payment received by Fannie Mae in respect of all or any part of the Guaranteed Obligations must be refunded. The provisions of this Section shall survive the termination of this Guaranty and any satisfaction and discharge of the Borrowers by virtue of any payment, court order or any federal or state law.

                 14. WAIVER. Neither this Guaranty nor any term hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by Fannie Mae and Guarantor expressly referring to this Guaranty and to the provisions so changed or limited. No such waiver shall extend to or affect any obligation not expressly waived or impair any right consequent on any obligation not expressly waived. No course of dealing or delay or omission on the part of Fannie Mae in exercising any right under this Guaranty shall operate as a waiver thereof otherwise be prejudicial thereto.

                 15. NOTICES. Any demand or notice required or permitted to be given by Fannie Mae to Guarantor under this Guaranty shall be given by certified or registered mail, return receipt requested, or by overnight courier or by telecopy addressed to the appropriate notice address set forth below. Any of the parties hereto may, by a notice to the other party specifically captioned "Notice of Change of Address pursuant to Section 15 of the Payment Guaranty", designate any further or different address to which subsequent notices, certificates or other communications shall be sent without any requirement of execution of any amendment to this Guaranty. Any such notice, certificate or communication shall be deemed to have been given as of the date of actual delivery or the date of failure to deliver by reason of refusal to accept delivery or changed address of which no notice was given pursuant to this Section. The notice addresses are as follows:

                          (a)     if to Guarantor:

                          c/o Apartment Investment and Management Company 1873 South Bellaire Street, 17th Floor
                          Denver, Colorado 80222-4348
                          Attention: Vice Chairman
                          Telecopy:        (303) 757-8735

                 with copies to:

                          Apartment Investment and Management Company
                          28200 Highway 189
                          Suite F-240
                          Lake Arrowhead, California 92352
                          Attention: Peter K. Kompaniez, President
                          Telecopy:        (909) 336-4826

                          and

                          Skadden, Arps, Slate, Meagher & Flom LLP
                          300 South Grand Avenue, Suite 3400
                          Los Angeles, California 90071
                          Attention: Allan G. Mutchnik, Esq.

                          Telecopy: (213) 687-5600

                          (b)     if to Fannie Mae:

                          if by mail, overnight courier, or telecopy:

                          Fannie Mae
                          3900 Wisconsin Avenue, N.W.
                          Drawer AM
                          Washington, D.C. 20016
                          Attention: Director, Multifamily Operations

                          Re: AIMCO/Ambassador Payment Guaranty
                          Telecopy: (202) 752-3542

                          if by messenger:


                          Fannie Mae
                          4000 Wisconsin Avenue, N.W.
                          Washington, D.C. 2016
                          Attention: Director, Multifamily Operations
                          Re: AIMCO/Ambassador Payment Guaranty

                          in each case, with copies to:

                          Fannie Mae
                          3900 Wisconsin Avenue, N.W.
                          Washington, D.C. 20016
                          Attention: Vice President, Multifamily Asset
                                     Management
                          Re: AIMCO/Ambassador Payment Guaranty
                          Telecopy: (202) 752-5016

                          and to:

                          Fannie Mae
                          3939 Wisconsin Avenue, N.W.
                          Washington, D.C. 20016
                          Attention: Vice President, Multifamily Asset
                                     Management
                          Re: AIMCO/Ambassador Payment Guaranty
                          Telecopy: (202) 752-4231

and with copies to the applicable Servicer for the Property (or Properties) to which such notice relates.

                 16.      JURISDICTION CONSENT TO SERVICE WAIVER OF JURY TRIAL.

         A. GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY DISTRICT OF COLUMBIA COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE DISTRICT OF COLUMBIA, AND ANY APPELLATE COURT

                 FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGEMENT, AND EACH OF GUARANTOR AND FANNIE MAE HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH DISTRICT OF COLUMBIA COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF GUARANTOR AND FANNIE MAE AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY SHALL AFFECT ANY RIGHT THAT FANNIE MAE MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY AGAINST GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

         B. GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY IN ANY DISTRICT OF COLUMBIA OR FEDERAL COURT. EACH OF GUARANTOR AND FANNIE MAE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

         C. EACH OF GUARANTOR AND FANNIE MAE IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN
                 SECTION 15. NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF EITHER GUARANTOR OR FANNIE MAE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

         D.      GUARANTOR AND FANNIE MAE HEREBY IRREVOCABLY AND
                 UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY AND FOR ANY COUNTERCLAIM THEREIN.

                 17. WAIVER OF HOMESTEAD OR EXEMPTION RIGHTS. Guarantor waives any and all homestead or exemption rights Guarantor may have under or by virtue of any Constitution or laws of any State of the United States or the District of Columbia with respect to the liability and obligation arising under this Guaranty. Guarantor hereby transfers, conveys, and assigns to Fannie Mae a sufficient amount of any homestead or exemption rights that may be allowed to Guarantor, including any such homestead or exemption rights that may be set apart in bankruptcy, to pay the obligations created by this Guaranty in full, with all costs or collection. Guarantor hereby directs any party having possession of such homestead of exemption rights, including a trustee in bankruptcy to deliver to Fannie Mae a sufficient amount of property or money set apart as exempt to pay Guarantor's obligations arising under this Guaranty.

                 18. ASSIGNABILITY BY FANNIE MAE. Fannie Mae may, without notice to Guarantor, assign or transfer any of the Borrower Obligations owed to Fannie Mae under the Transaction Documents, in whole or in part. In such event, each and every immediate and successive assignee, transferee or holder of all or any part of the Borrower Obligations under the Transaction Documents shall have the right to enforce this Guaranty, by legal action or otherwise, as fully as if such assignee, transferee, or holder were by name specifically given such right and power in this Guaranty. Fannie Mae shall have an unimpaired right to enforce this Guaranty for its benefit as to so much of the Borrower Obligations under the Transaction Documents as Fannie Mae has not sold, assigned or transferred.

                 19. GUARANTOR BOUND BY JUDGMENT AGAINST BORROWER. Guarantor shall be conclusively bound in any jurisdiction by the judgment in any action by Fannie Mae against Borrowers (or any of them) in connection with the Transaction Documents (wherever instituted) as if Guarantor were a party to such action even if not so joined as a party.

                 20. RELEASE. Promptly after the expiration of the Guaranty Period, Fannie Mae (or, if any person or entity has succeeded to all or any portion of Fannie Mae's interest hereunder, then such successor or assign) shall execute and deliver to Guarantor a release under applicable law releasing Fannie Mae's interest in this Guaranty and the Pledge and LOC Agreement, and shall deliver to Guarantor any and all original copies of this Guaranty then in the custody or possession of Fannie Mae (or such successor or assign), all without recourse to or any warranty whatsoever by Fannie Mae (or such successor or assign), and at the cost and expense of Guarantor. Without in any way limiting the obligations of Fannie Mae and any successor or assign pursuant to the preceding sentence, Fannie Mae acknowledges that the satisfaction, termination and/or reconveyance (as applicable) of all of the Ambassador Documents encumbering the Properties described therein, and the termination of the credit facility governed by the AIMCO Credit Facility Transaction Documents, all in accordance with the respective terms of such documents, and the passing of ninety-one (91) days after all of the foregoing have occurred, shall constitute conclusive evidence of the expiration of the Guaranty Period (provided that no "Event of Default" then exists under any of the Transaction Documents).

                 21. GOVERNING LAW. This Guaranty shall be construed and enforced in accordance with, and the rights and remedies of the parties hereto shall be governed by, the laws of the District of Columbia without regard to conflicts of law, principles, except to the extent that Federal laws may prevail.

                 22. INVALID PROVISIONS. Any provision of this Guaranty that is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction and the remaining portion of such provision and all other remaining provisions will be construed to render them enforceable to the fullest extent. Guarantor and Fannie Mae shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                 23. GUARANTOR'S COVENANTS. Guarantor agrees and covenants with Fannie Mae that, at all times that this Guaranty is in effect:

                          (a) Guarantor shall at all times preserve and keep in full force and effect its existence and all rights and franchises material to its business.

                          (b) Guarantor shall comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying when due all taxes, assessments and governmental charges imposed upon it or upon any of its properties or assets or in respect of any of its franchises, businesses, income or property before any penalty or interest accrues thereon.

                          (c) Guarantor shall keep and maintain books of record and account with respect to its operations in accordance with generally accepted accounting principles and, to the extent permitted by law (including, without limitation, the Securities Exchange Act of 1933, as amended), shall permit Fannie Mae and its officers, employees and authorized agents, to the extent Fannie Mae in good faith deems necessary for the proper administration of this Guaranty, to examine, copy and make excerpts from the books and records of Guarantor and its Affiliates (excluding any and all legally privileged materials) and to inspect the properties of Guarantor and the Borrowers, both real and personal, at such reasonable times during normal business hours as Fannie Mae may request. Fannie Mae covenants, for itself and its successors, assigns, agents and representa- tives, to (i) keep confidential all confidential, proprietary and/or non-public information, identified in writing as such by Guarantor and provided by Guarantor or its Affiliates to Fannie Mae or its successors, assigns, agents or representatives pursuant to, or in connection with, this Guaranty, and (ii) comply with all applicable securities laws in connection therewith. Guarantor acknowledges that such information may be delivered to the successors, assigns, agents and representatives of Fannie Mae, provided that such successors, assigns, agents and representatives agree to be bound by the provisions of this
         Section 23(c).

                          (d) Guarantor shall not agree to, permit or acquiesce in any amendment, modification, supplement or amendment and restatement (for purposes of this Section 23(d), an "AMENDMENT") of any of the following agreements:

                                  (i)      the partnership agreement for
                 Holdings, if such Amendment would have the effect of decreasing Guarantor's partnership interest in, or right to receive proceeds or distributions with respect to, Holdings to less than 98 %;

                                  (ii)     the partnership agreement for
                 Ambassador OP, if such Amendment would have the effect of decreasing Guarantor's partnership interest in, or right to receive proceeds or distributions with respect to, Ambassador OP to less than 99.9%;

                                  (iii)    (iii) the respective partnership
                 agreements for the AIMCO Pool I Borrower, the AIMCO Pool II Borrower and the AIMCO Pool III Borrower, if such Amendment would have the effect of decreasing Guarantor's partnership interest in, or right to receive proceeds or distributions with respect to, such Borrowers to less than 98.42%, 90.7% and 74.27%, respectively, or, with respect to the AIMCO Pool 11 Borrower and the AIMCO Pool III Borrower, if such Amendment would have the effect of increasing Finance Corp. 's or OTC QRS' partnership interest in, or right to receive proceeds or distributions with respect to, such entities to more than 1 %;

                                  (iv)     the respective partnership
                 agreements for the AIMCO Pool IV Borrowers, if such Amendment would have the effect of decreasing Guarantor's partnership interest in, or right to receive proceeds or distributions with respect to, such Borrowers to less than 99% (or, with respect to the AIMCO Pool IV Borrower which owns the Property known as Woodlands, to less than 98.42 %);

                                  (v)      the respective partnership or
                 limited liability company agreements for the AIMCO Credit Facility Parties, if such Amendment would have the effect of decreasing Guarantor's partnership interest in, or right to receive proceeds or distributions with respect to, such Borrowers to less than 99 % (or, with respect to the AIMCO Credit Facility Party known as AIMCO Bluffs, L.L.C., to less than 98.42%);

                                  (vi)     the respective partnership
                 agreements for the Ambassador Pool-Borrower and the Ambassador Pool-2 Borrower, if such Amendment would have the effect of decreasing Guarantor s partnership interest in, or right to receive proceeds or distributions with respect to, such Borrowers to less than 99 %; or

                                  (vii)    the partnership agreement with
                 respect to any other partner in any of the Borrowers, if such Amendment would have the effect of decreasing Guarantor's respective partnership interests in, or right to receive proceeds or distributions with respect to, such partnerships to less than the percentages or amounts as they exist as of the date hereof.

                 In addition to the foregoing, Guarantor shall not agree to, permit or acquiesce in (i) any Amendment to the partnership agreement of AIMCO-GP, Inc., a Delaware corporation ("GP INC."), if such Amendment would have the effect of permitting GP Inc. to directly or indirectly own any assets other than partnership interests in Guarantor, or (ii) GP, Inc. directly or indirectly owning any assets other than partnership interests in Guarantor, except, in either case, the temporary ownership of other assets in connection with an acquisition prior to contributing such assets to Guarantor.

                 24. SATISFACTION OF OTHER MERGER CONDITIONS. Guarantor shall establish the Master Lockbox and shall execute and deliver, or shall cause its Affiliates identified in the Term Sheet to execute and deliver, all of the agreements and documents described in the Term Sheet at the time(s) specified therein. Guarantor acknowledges that Fannie Mae's consent to the Proposed Merger is conditioned on Guarantor's agreement to timely comply with the foregoing covenant, and that Fannie Mae has materially relied on such covenant. Guarantor's failure to comply with the foregoing covenant shall be a material default of its obligations under this Guaranty, and in the event of such a default, Fannie Mae immediately may draw on the Letter of Credit as provided in the Pledge and LOC Agreement.

                 25. RIGHTS CUMULATIVE. The rights, powers and remedies given to Fannie Mae by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to Fannie Mae by virtue of any statute or rule of law or in any of the Transaction Documents or any other agreement between Guarantor and Fannie Mae or between any Borrower and Fannie Mae. Any forbearance or failure to exercise, and any delay by Fannie Mae in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

                 26. GENERAL PROVISIONS. This Guaranty shall be binding upon the respective heirs, legal representatives, successors and assigns of Guarantor, and shall inure to the benefit of Fannie Mae and its successors and assigns. The descriptive headings of the sections of this Guaranty have been inserted herein for convenience of reference only and shall not define or limit the provisions hereof. Terms used in this Guaranty include the singular as well as the plural.

                 [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

                 IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be signed under seal as of the date first above written by its officer duly authorized.

GUARANTOR:


AIMCO PROPERTIES, L.P.,
a Delaware limited partnership


By:      AIMCO-GP, INC.,
         a Delaware corporation,
         its sole general partner


         By:     /s/ PATTI K. FIELDING
                 -------------------------------------------
                 Name:
                          ----------------------------------
                 Title:
                          ----------------------------------





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